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                                REVOCABLE PROXY
                            MIDWEST BANCSHARES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 22, 1999

    The undersigned hereby appoints the Board of Directors of Midwest Bancshares, Inc. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the main office of the Company, 3225 Division Street, Burlington, Iowa, on September 22, 1999 at 10:00 a.m. Central time, and at any and all adjournments and postponements thereof.

    1. The adoption of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 2, 1999, by and between Mahaska Investment Company and the Company
                        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

    2. The election as directors of all nominees listed below (except as marked to the contrary)

                            [ ] FOR    [ ] VOTE WITHHELD

       INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE IN THAT NOMINEE'S NAME IN THE LIST BELOW.

                     HENRY L. HIRSCH        ROBERT D. MASCHMANN


    3. The ratification of the appointment of KPMG LLP as auditors of the Company for the fiscal year ending December 31, 1999


                        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

    In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

    The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting and a Joint Proxy Statement/Prospectus.

                                        Dated:                            , 1999

                                                Signature of Stockholder

                                                Signature of Stockholder

    Please sign exactly as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE